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                                                                     EXHIBIT 4.5

                                WARRANT AGREEMENT

                                     BETWEEN

                       INTERNATIONAL SPORTS WAGERING INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                         Dated as of ________ ___, 1996


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                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of ________ ___, 1996, between INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a corporation organized under the banking laws of the State of New York (the "Warrant Agent").

                               W I T N E S E T H:

     WHEREAS, the Company proposes to make a public offering (the "Offering") of Units (the "Units"), each Unit consisting of one share of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and one redeemable warrant (the "Public Warrants"), each Public Warrant entitling the holder to purchase one share of the Company's Common Stock at an exercise price of $_____ per share, [120% of the Unit offering price]; and

     WHEREAS, the one share of Common Stock and the one Public Warrant included in each Unit shall not be separable until two years following the date of issuance, or such shorter period as (i) Barington Capital Group, L.P. ("Barington") may determine or (ii) 30 days after the Company may determine at any time after one year, provided, that the last sale price of the Units has been at least 200% of the initial Unit offering price for a period of 15 consecutive trading days ending within 15 days of such Company determination; and

     WHEREAS, the Company proposes to issue to the Representatives an option (the "Representatives' Options") to purchase up to 150,000 Units (the "Representatives' Units") such Representatives' Units to be identical to the Units offered to the public; and

     WHEREAS, the Company proposes to issue certificates evidencing the Public Warrants and the Warrants underlying the Representatives' Units (the "Representatives' Warrants", and together with the Public Warrants referred to herein as the "Warrants") (such Warrant certificates issued pursuant to this Agreement being hereinafter collectively called the "Warrant Certificates"); and

     WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Warrant Certificates; and

     WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


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                                    ARTICLE I

                      DISTRIBUTION OF WARRANT CERTIFICATES

     Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     Section 1.2 Form of Warrant Certificates. The Warrant Certificates for the Public Warrants and the Representatives' Warrants shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A and Exhibit B attached hereto, respectively, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer or Chairman of the Board, or President or any Vice President, and by its Chief Financial Officer or any Assistant Treasurer or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     Section 1.4 Issuance and Distribution of Warrant Certificates. Upon completion of the Offering, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates for the Public Warrants and the Representatives'


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Warrants executed on behalf of the Company as described in Section 1.3 hereof.
Upon receipt of an order from the Company, the Warrant Agent shall within three business days complete and countersign Warrant Certificates representing the total number of Public Warrants to be issued hereunder and shall deliver such Warrant Certificates pursuant to written instructions of the Company. Upon receipt of an order from the Company acknowledging the exercise of the Representatives' Options, the Warrant Agent shall within three business days complete and countersign Warrant Certificates representing the total number of Representatives' Warrants to be issued upon the exercise of the Representatives' Option, and shall deliver such Warrant Certificates pursuant to written instructions of the Company.

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chief Executive Officer or Chairman of the Board, or President or any Vice President, and by the Chief Financial Officer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof, to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $_______ per share (the "Initial Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Public Warrant or Representatives' Warrant, as the context requires, reflecting all appropriate adjustments made in accordance with the provisions of Article IV hereof.

     Section 2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time after the shares of Common Stock issuable upon exercise of such Warrants have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, but not before 9:30 A.M., New York City time, on [two years after effective date], 1998 or such earlier date
(i) as Barington may determine or (ii) 30 days after the Company may determine at any time after one year, provided, that the last sale price of the Units has been at least 200% of the initial Unit offering price for a period of 15 consecutive trading days ending within 15 days of such Company determination, (herein referred to as the "Separation Date"), and not after 5:00 P.M., New York City time, on the earlier of [effective date], 2001, and the business day immediately preceding the Call Date (as defined in Section


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4.9). The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised. The Company shall use its best efforts to secure the effective registration of the aforementioned shares of Common Stock under the Securities Act and to register or qualify such shares under applicable state laws; the Company further agrees, from and after the time such registration has become effective, to use its best efforts to maintain such registration or qualification in effect and to keep available for delivery upon the exercise of Warrants a prospectus that meets the requirements of Section 10 of the Securities Act, until the earlier of the date by which all Warrants are exercised or the Exercise Deadline; provided however, that the Company shall have no obligation to register such Common Stock or maintain the effectiveness of such registration or qualification or to keep available a prospectus, as aforesaid, in the event that, by amendment to the Securities Act or otherwise, such registration or qualification or the delivery of such prospectus is not required at the time said Common Stock is to be issued; and provided further, that in the event, by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of the Congress of the United States which shall relate to the issuance of Common Stock upon exercise of the Warrants, the Company shall use its best efforts to comply with such requirements so long as the same shall not be more burdensome to the Company than the registration statement under the Securities Act. Promptly after a registration statement under the Securities Act covering the aforementioned Common Stock has become effective, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof or a copy of the prospectus covering the aforementioned Common Stock to be mailed to each registered holder of a Warrant Certificate.

     Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at [the principal office of its corporate trust department] (the "Principal Office"), which is presently at ____________________, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which


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such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.

     Section 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All shares of Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

     Section 2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of shares shall be treated as provided in Section 4.14.

     Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     Section 2.7 Disposition of Proceeds. The Warrant Agent shall account at least monthly (or more frequently upon the request of the Company, provided that in no event shall the Warrant Agent be required to account more frequently than weekly) to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds.


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                                   ARTICLE III

                                CALL OF WARRANTS

     Section 3.1 Right to Call. The Company may, at its option, call for redemption all or any portion of the then outstanding Warrants at a call price of $.05 per Warrant (the "Call Price"), at any time after the Separation Date, provided that the Current Market Price of the Common Stock, as determined pursuant to Section 4.13, shall have been greater than or equal to 200% of the initial Unit offering price for a period of 15 consecutive trading days ending on the day prior to the date that notice of such call shall have been given to the Warrant Agent by the Company pursuant to Section 4.11.
The foregoing notwithstanding, in no event shall the Representatives' Options be subject to redemption by the Company under any circumstances as long as the Representatives' Options are held by the Representatives or any of the following transferees of the Representatives: (a) one or more officers or partners of the Representatives (or the officers or partners of any such partner); (b) any other underwriting firm or member of the selling group which participated in the Offering (or the officers or partners of any such firm); (c) a successor to either of the Representatives or the officers or partners of such successor; (d) a purchaser of substantially all of the assets of either of the Representatives; or (e) a transferee by operation of law.

     Section 3.2 Payment of Call Price. On or prior to the opening of business on the Call Date (as defined in Section 4.9), the Company will deposit with Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to purchase all the Warrants which are to be called. Payment of the Call Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office.

     Section 3.3 Call in Part. In the event the Company shall determine to call less than all the Warrants, the Warrants chosen to be called shall be selected by the Warrant Agent in such manner as the Warrant Agent shall deem fair and equitable, including without limitation selection by lot.

                                   ARTICLE IV

                        ADJUSTMENTS AND NOTICE PROVISIONS

     Section 4.1 Adjustment of Exercise Price. Subject to the provisions of this
Article IV, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:


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     (a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of shares of Common Stock issuable upon exercise of the Warrants in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock (as determined pursuant to Section 4.2 hereof) on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the


                                      - 8 -

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issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

     (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 4.1(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

     Section 4.2 Current Market Price. For the purpose of any computation under this Article IV, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be (a) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to


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trading (b) if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or (c) if on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, as determined by reference to the "pink sheets" published by the National Quotation Bureau or, if not so published, by such other method of determining the market value of a share of Common Stock as the board of directors of the Company shall in good faith from time to time deem to be fair, whose determination shall be conclusive absent manifest error shall be used.

     Section 4.3 No Adjustments to Exercise Price. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Article IV are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be.

     Section 4.4 Deferral of Adjustments to Exercise Price. In any case in which this Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     Section 4.5 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 4.1(b) or 4.1(c) hereof the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.


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     Section 4.6 Reorganization. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance of other transfer has been consummated.

     Section 4.7 Reclassifications. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a


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result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification or change by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification or change. Thereafter, appropriate provision shall be as nearly equivalent as practicable to the adjustments in Article IV. The above provisions of this Section 4.7 shall similarly apply to successive reclassifications and changes of shares of Common Stock.

     Section 4.8 Verification of Computations. Whenever the Exercise Price is adjusted as provided in this Article IV, the Corporation will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, an will make available a brief summary thereof to the Warrant Agent and to the holders of the Warrant Certificates, at their addresses listed on the register maintained for the purpose by the Warrant Agent.

     Section 4.9 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

     Section 4.10 Notice of Certain Actions. In case at any time the Company shall propose:

          (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 4.7; or

          (d) to effect any liquidation, dissolution, or winding-up of the Company; or


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          (e) to take any other action which would cause an adjustment to the
     Exercise Price;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution of such rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding-up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed, in the case of any action covered by Subsection 4.9(a) or 4.9(b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection 4.9(c) or 4.9(d) above, at least 10 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Section 4.9(e) above, no more than 30 days after such action.

     Section 4.11 Notice of Call. Notice of any call for redemption shall be given to the Warrant Agent by the Company not less than 20 days and not more than 45 days prior to the date established for such call (the "Call Date") and such notice shall be mailed to all registered holders of Warrant Certificates to be called by the Warrant Agent promptly after the Company shall have given such notice to the Warrant Agent. Each such notice of call will specify the Call Date and the Call Price. The notice will state that payment of the Call Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office, and will also state that the right to exercise the Warrants will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Call Date. The Company will also make prompt public announcement of such redemption by news release and by notice to any national securities exchange on which the Warrants are listed for trading.

     Section 4.12 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The Warrant Agent shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

     Section 4.13 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article IV, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

     Section 4.14 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article IV to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Common Stock calculated in accordance with Section 4.2.


                                    ARTICLE V

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF REGISTERED HOLDERS
                            OF WARRANT CERTIFICATES

     Section 5.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

     Section 5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant

Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                   ARTICLE VI

                   SPLIT UP, COMBINATION, EXCHANGE, TRANSFER,
                    AND CANCELLATION OF WARRANT CERTIFICATES

     Section 6.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 6.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required (a) to issue, register the transfer of, or exchange any Warrant separate from a Unit prior to the date the Warrant is separable from the Common Stock and exercisable as provided in Section 2.2 hereof (b) to issue, register the transfer of or exchange any Warrant during a period beginning at the opening of business 20 days before the day of the mailing of a notice of call of Warrants selected for call under Section 3.1 and ending at the close of business on the day of such mailing or (c) to register the transfer of or exchange any Warrant so selected for call in whole or in part, except, in the case of any Warrant be called in part, the portion thereof not to be called. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

     Section 6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in
Section 2.6 in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

     Section 6.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

          (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

          (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE VII

                     PROVISIONS CONCERNING THE WARRANT AGENT
                                AND OTHER MATTERS

     Section 7.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all transfer taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any such taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificates for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

     Section 7.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. The Warrant Agent hereby agrees to take any such action as may be necessary to provide for the orderly transfer of its responsibilities hereunder to the new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and delivery any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

     Section 7.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent, the

Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not effect the legality or validity of the appointment of the successor Warrant Agent.

     Section 7.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

     Section 7.5 Company Responsibilities. The Company agrees that it shall (i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel);
(ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 3.12 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     Section 7.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

     Section 7.7 Books and Records. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

     Section 7.8 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its counter-signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its counter-signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and nonassessable.

     Section 7.9 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

     Section 7.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and counsel fees arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

     Section 7.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

     Section 7.12 Changes to Agreement. Neither the Company nor the Warrant Agent may, by supplemental agreement or otherwise, alter or change the rights, privileges or immunities of the registered holders of the Warrant Certificates without the prior written consent of the Representatives.

     Section 7.13 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 7.14 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 7.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by certified mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  International Sports Wagering Inc.
                  201 Lower Notch Road
                  Little Falls, New Jersey 07424
                  Attn:  Barry Mindes,
                         Chairman of the Board

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

                  American Stock Transfer & Trust Company
                  [TO BE SUPPLIED]

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 7.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section 7.17 Governing Law. The laws of the State of New York shall govern this Warrant Agreement and the Warrant Certificates.

     Section 7.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors, and the registered holders of the Warrant Certificates.

     Section 7.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 7.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 7.21 Conflict of Interest. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including without limitation as trustee under any indenture or as transfer agent for the Units, Common Stock or any other securities of the Company, or for any other legal entity.

     Section 7.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Corporate Trust Department. Copies of this Agreement may be obtained upon written request addressed to:

                  International Sports Wagering Inc.
                  201 Lower Notch Road
                  Little Falls, New Jersey 07424

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      INTERNATIONAL SPORTS WAGERING INC.

                                      By:_______________________________________
                                            Name:
                                            Title:

                                      AMERICAN STOCK TRANSFER & TRUST COMPANY

                                      By:_______________________________________
                                            Name:
                                            Title:

                                    Exhibit A

                      [FORM OF PUBLIC WARRANT CERTIFICATE]

                                                   Warrants
                                                       CUSIP No.

                       INTERNATIONAL SPORTS WAGERING INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                        NOT EXERCISABLE BEFORE 9:30 A.M.,
                     NEW YORK CITY TIME, ON [TWO YEARS AFTER
                    EFFECTIVE DATE] 1998 OR AFTER 5:00 P.M.,
                             NEW YORK CITY TIME, ON
                            [THE EFFECTIVE DATE] 2001

THIS CERTIFIES THAT:

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $0.001 per share (the "Common Stock"), of International Sports Wagering Inc., a Delaware corporation (the "Company"), at the initial exercise price (the "Exercise Price") of $__________, at any time after the shares of Common Stock issuable upon exercise of the Warrants evidenced hereby have been registered under the Securities Act of 1933, as amended, or such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, but not before 9:30 A.M., New York City time, on [two years after effective date], 1998, or such earlier date (i) as Barington Capital Group, L.P. (the "Barington") may determine or (ii) 30 days after the Company may determine at any time after one year, provided, that the last sale price of the Units has been at least 200% of the initial Unit offering price for a period of 15 consecutive trading days ending within 15 days of such Company determination or after the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the Form of Election to Purchase on the reverse side hereof duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose to American Stock Transfer & Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

     The Warrants have been issued pursuant to a public offering of Units (the "Units"), each Unit consisting of one share of Common Stock and one Warrant. The shares of Common Stock and the Warrants included in each Unit shall not be separable until two years following the date of issuance, or such shorter period as the Representatives shall determine (the "Separation Date").

     Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

     The Warrants, or any portion thereof, are subject to call for redemption by the Company at a call price of $0.05 per Warrant, at any time after the Separation Date, provided that the Current Market Price (as defined in the Warrant Agreement) per share of the Common Stock shall have been greater than or equal to 200% of the initial Unit offering price for a period of 15 consecutive trading days ending within 30 days of the date that the notice of such call (the "Call Notice") is given by the Company to the Warrant Agent.

     No Warrant may be exercised after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") which will be the earlier of [the effective date], 2001, and the business day next preceding the call date specified in the Call Notice. All Warrants evidenced hereby shall thereafter become void.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the Form of Assignment on the reverse side hereof duly executed, with signatures guaranteed by a member firm or a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ________, 1996, between the Company and the Warrant Agent (the "Warrant Agreement"), and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.

                                       INTERNATIONAL SPORTS WAGERING
                                       INC.

                                       By:______________________________________
Seal

                                     Attest:

                                     _______________________________________

Countersigned:                       AMERICAN STOCK TRANSFER &
                                     TRUST COMPANY, as Warrant Agent


Dated:____________________________    By:_______________________________________

                                     FORM OF
                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to excercise ______ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the excercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE
TO:_____________________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER
TO:_____________________________________________________________________________
                                     (NAME)

at______________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

     If the number of Warrants hereby excercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not excercised be issued and delivered as set forth below.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by certified check or money order payable in United States currency to the order of the Company.

IMPORTANT:  PLEASE COMPLETE THE FOLLOWING:

     1. The exercise of this Warrant was solicited by the Underwriter / /

     2. The exercise of this Warrant was solicited by ________________ / /

     3. If the exercise of this Warrant was not solicited, please check the following box. / /

Dated:___________________________________

_________________________________            ___________________________________
(Insert Social Security or                   (Signature of registered
other identifying number                     holder)
of holder)

                                             ___________________________________
                                             (Signature of registered holder,
                                             if co-owned)

NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.

                                     FORM OF
                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee              Address                    No. of Warrants
----------------              -------                    ---------------



and does hereby irrevocably constitute and appoint Attorney to make such transfer on the books of International Sports Wagering Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:__________, 19__.

_____________________________________        ___________________________________
(Insert Social Security or                   Signature
 other identifying number
 of holder)

                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant Certificate.)

                                             Signature Guaranteed:

                                    Exhibit B

                 [FORM OF REPRESENTATIVE'S WARRANT CERTIFICATE]

 No.________                                                 _________ Warrants

                       INTERNATIONAL SPORTS WAGERING INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                        NOT EXERCISABLE BEFORE 9:30 A.M.,
                     NEW YORK CITY TIME, ON [TWO YEARS AFTER

                    EFFECTIVE DATE] 1998, OR AFTER 5:00 P.M.
                NEW YORK CITY TIME, ON [THE EFFECTIVE DATE], 2001

THIS CERTIFIES that:

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $0.001 per share (the "Common Stock"), of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), at the initial exercise price (the "Exercise Price") of $_____, at any time after the shares of Common Stock issuable upon exercise of the Warrants evidenced hereby have been registered under the Securities Act of 1933, as amended, or such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, but not before 9:30 A.M., New York City time, on [two years after the effective date], 1998, or such earlier date (i) as Barington Capital Group, L.P. may determine or (ii) 30 days after the Company may determine at any time after one year, provided, that the last sale price of the Units has been at least 200% of the initial Unit offering price for a period of 15 consecutive trading days ending within 15 days of such Company determination or after the Expiration
Date hereinafter referred to, by surrendering this Warrant Certificate, with the Form of Election to Purchase set forth hereon duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose to American Stock Transfer & Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

     Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

     No Warrant may be exercised after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") which will be [THE EFFECTIVE DATE], 2001. All Warrants evidenced hereby shall thereafter become void.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the Form of Assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement hereinafter referred to.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ____________, 1996, between the Company and the Warrant Agent (the "Warrant Agreement"), and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.

                                    INTERNATIONAL SPORTS WAGERING INC.

                                    By:_________________________________________

                                    Attest:_____________________________________

                                    __________________________________________

Seal

Countersigned:
as Warrant Agent

                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY, as Warrant Agent

Dated:__________________            By:_______________________________________

                                     FORM OF
                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and request that certificates for such shares be issued and delivered as follows:

ISSUE

TO:_____________________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER

TO:_____________________________________________________________________________
                                     (NAME)

at______________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $______________ by certified check or money order payable in United States currency to the order of the Company.

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

     1. The exercise of this Warrant was solicited by the Underwriter / /

     2. The exercise of this Warrant was solicited by  ______________ / /

     3. If the exercise of this Warrant was not solicited, please check the following box. / /

Dated:___________________

                                         ______________________________________
                                         (Signature of registered holder)

                                         ______________________________________
                                         (Insert Social Security or
                                          other identifying number of
                                          holder)

                                         ______________________________________
                                         (Signature of registered holder,
                                          if co-owned)

                                         NOTE:  Signature must conform
                                         in all respects to name of
                                         holder as specified on the face
                                         of the Warrant Certificate.

                                     FORM OF
                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee                 Address                 No. of Warrants
----------------                 -------                 ---------------



and does hereby irrevocably constitute and appoint ________________________ Attorney to make such transfer on the books of INTERNATIONAL SPORTS WAGERING INC. maintained for that purpose, with full power of substitution in the premises.

Dated:_________ 19__.

                              _______________________________
                              Signature

                              ________________________________
                              (Insert Social Security or other
                               identifying number of holder)

                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of the
                              Warrant Certificate.)